UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2023

Atlis Motor Vehicles, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	81-4308534
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMV	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 5, 2023, Atlis Motor Vehicles, Inc. (the “Company”) entered into an amendment (the “Purchase Agreement Amendment”) to the Securities Purchase Agreement, dated as of November 3, 2022 (the “Purchase Agreement”), with each institutional investor party to the Purchase Agreement (collectively, the “Investors”), pursuant to which the Company and each Investor agreed, among other things, to amend the terms and conditions of the second tranche of funding (the “Second Tranche”) and terminate the third tranche of funding contemplated under the Purchase Agreement.

The Purchase Agreement Amendment provides that, with respect to the Second Tranche, at any time prior to the earlier to occur of (x) April 30, 2024 and (y) the twentieth (20th) trading day following the effectiveness of the resale registration statement covering the resale of all of the shares of the Company’s Class A common stock issuable under the first tranche of funding (the “First Tranche”), which closed upon signing of the Purchase Agreement, each Investor shall have the right, severally and not jointly, to purchase a base allocation of $5.0 million in Senior Secured Original Issue 10% Discount Convertible Promissory Notes (the “Notes”), which are convertible into shares of the Company’s Class A common stock, and warrants (the “Warrants”) to purchase a number of shares of the Company’s Class A common stock equal to 30% of the face value of the Notes divided by the volume weighted average price at one or more Second Tranche closings (with a total base allocation of $10.0 million, in the aggregate, for all Investors) and, solely with respect to the initial Second Tranche closing, up to an additional $5.0 million in additional Notes and related Warrants pursuant to oversubscription rights, to the extent then available. In connection with the Purchase Agreement Amendment, the Company also issued a Warrant to each Investor purchase up to an aggregate of 268,980 shares of the Company’s Class A common stock.

Concurrently with the Purchase Agreement Amendment, the Company also entered into an amendment (the “Registration Rights Agreement Amendment”) to the Registration Rights Agreement, dated as of November 3, 2022, with each Investor, pursuant to which the Company agreed to file a registration statement (a “Registration Statement”) with the Securities and Exchange Commission registering the resale of the shares of the Company’s Class A common stock issuable under the First Tranche within 20 days after the closing of the First Tranche and registering the resale of the shares of the Company’s Class A common stock issuable under the Second Tranche within two trading days after the closing of the Second Tranche, as applicable, and to cause any such Registration Statement to become effective within 60 days after filing.

The above description of the terms and conditions of the Purchase Agreement Amendment and Registration Rights Agreement Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreements and instruments, forms of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

10.1	Form of Amendment No. 1 to Securities Purchase Agreement.

10.2	Form of Amendment No. 1 to Registration Rights Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlis Motor Vehicles, Inc.

Date: January 6, 2023	By:	/s/ Mark Hanchett
Mark Hanchett Chief Executive Officer